Exhibit 99.1

NEWS RELEASE

Media contact:	Investor Relations contact:
Fred Solomon	Max Kuniansky
Manager, Corporate Communications	Director, Investor Relations
800 Cabin Hill Drive	800 Cabin Hill Drive
Greensburg, Pa. 15601-1689	Greensburg, Pa. 15601-1689
Phone: (724) 838-6650	Phone: (724) 838-6895
Media Hotline: 1-888-233-3583	E-mail: mkunian@alleghenyenergy.com
E-mail: fsolomo@alleghenyenergy.com

FOR IMMEDIATE RELEASE

Allegheny Energy Reports Third Quarter Results

Greensburg, Pa., November 4, 2004 – Allegheny Energy, Inc. (NYSE: AYE) today reported a net loss of $376.8 million, or $2.40 per diluted share, for the third quarter of 2004, compared with a net loss of $51.0 million, or a loss of $0.40 per diluted share, in the third quarter of 2003. Third quarter results for 2004 include $427.5 million in losses from discontinued operations due principally to charges taken for assets held for sale.

Allegheny Energy reported third quarter 2004 income from continuing operations of $50.6 million, or $0.37 per diluted share, compared with a loss from continuing operations in the third quarter 2003 of $46.8 million, or a loss of $0.37 per diluted share.

“As expected, our core business returned to profitability in the third quarter. Our power plants performed well, and we benefited from continued cost reductions and lower interest expense,” said Paul J. Evanson, Chairman, President and Chief Executive Officer. “In the third quarter, we also recognized non-cash charges on the sale or impairment of certain non-strategic assets, as we continued to execute on our plan to reduce debt and build a more focused company.”

To provide a better understanding of Allegheny Energy’s core results and trends, Allegheny Energy also reported adjusted financial results, which are non-GAAP financial measures. A reconciliation of these non-GAAP financial measures and results reported in accordance with GAAP is attached to this release.

Third Quarter Adjusted Results

Allegheny Energy’s income from continuing operations before income taxes and minority interest was $70.8 million for the third quarter of 2004, an increase of $39.1 million compared to adjusted income from continuing operations before income taxes and minority interest for the same period in 2003. Among the factors contributing to the results were:

•	Operations and maintenance expense decreased by $20.0 million from the third quarter of 2003, primarily due to reduced spending on outside services.

•	Interest expense decreased by $24.8 million from the prior year third quarter, primarily due to lower borrowing rates and lower average debt outstanding.

Earnings from continuing operations before interest, taxes, depreciation and amortization (adjusted EBITDA) for the third quarter 2004 were $243.2 million, an increase of $17.9 million from the third quarter 2003. EBITDA is a non-GAAP financial measure. For a reconciliation of EBITDA to GAAP financial measures and details on the calculation of EBITDA, see the reconciliation of non-GAAP financial measures attached to this release.

Third Quarter Segment Results

Delivery and Services: The Delivery and Services segment reported income from continuing operations of $30.2 million for the third quarter of 2004, virtually unchanged from the same quarter in the prior year. The segment’s operating revenues increased by $20.7 million, primarily due to increased retail electric revenues from higher residential and commercial sales as a result of greater usage. The higher revenue was offset by higher purchased energy expense.

Generation and Marketing: The Generation and Marketing segment reported income from continuing operations of $16.2 million for the third quarter of 2004, compared to a loss of $82.6 million for the same period in 2003. The segment’s operating revenues increased by $119.2 million primarily due to reduced losses as a result of Allegheny Energy’s exit from Western energy markets.

Interest expense for the Generation and Marketing segment in the third quarter decreased by $23.3 million due to lower borrowing rates and lower average debt outstanding.

Discontinued Operations

For the third quarter of 2004, the $427.5 million consolidated net loss from discontinued operations includes a non-cash asset impairment charge of $209.4 million pre-tax ($129.2 million after tax) from the previously announced sale of the Lincoln generating facility; a non-cash asset impairment charge of $35.1 million pre-tax ($20.7 million after tax) associated with the previously announced agreement to sell the West Virginia natural gas operations; and non-cash asset impairment charges of $445.4 million pre-tax ($274.7 million after tax) as a result of the previously announced decision to sell the Gleason and Wheatland generating facilities. Discontinued operations also included an after-tax loss of $2.9 million from operating results at these units.

Nine-Month Consolidated Results

For the first nine months of 2004, Allegheny Energy reported a consolidated net loss of $383.0 million, or $2.97 per diluted share, compared with a consolidated net loss of $341.3 million, or $2.69 per diluted share, for the first nine months of 2003. The results for the first nine months of 2004 included $431.5 million in losses from discontinued operations, and the first nine months 2003 results included losses of $17.3 million from discontinued operations. Allegheny Energy’s income from continuing operations for the first nine months of 2004 was $48.5 million, or $0.38 per diluted share, compared to a loss from continuing operations of $303.3 million, or a loss of $2.39 per diluted share, in the first nine months of 2003. The 2003 loss was primarily due to Allegheny Energy’s participation in Western energy markets, which it exited in 2003.

A summary of nine-month results by business segment is included in the attached financial tables.

Reconciliation of Non-GAAP Financial Measures

This news release and the attached tables include non-GAAP financial measures as defined in the Securities and Exchange Commission’s Regulation G. Where noted, we present certain financial information on an adjusted basis to exclude the effect of certain items as described herein. By presenting adjusted results, management intends to provide investors with a better understanding of the core results and underlying trends from which to consider past performance and prospects for the future. We also present EBITDA as an additional measure of our operating performance.

Users of this financial information should consider the types of events and transactions for which adjustments have been made. Neither the adjusted information nor EBITDA should be considered in isolation or viewed as substitutes for or superior to net income or other data prepared in accordance with GAAP as measures of our operating performance or liquidity. In addition, neither the adjusted information nor EBITDA are necessarily comparable to similarly titled measures provided by other companies.

Pursuant to the requirements of Regulation G, we have attached tables that reconcile non-GAAP financial measures, including those presented in this release, to the most directly comparable GAAP measures.

Analyst Conference Call

Allegheny Energy will comment further on these results in an analyst conference call on Friday, November 5, at 9:30 a.m. Eastern Standard Time. To listen to a live Internet broadcast of the call, visit www.alleghenyenergy.com. A taped replay of the call will be available after the live broadcast.

Allegheny Energy

Headquartered in Greensburg, Pa., Allegheny Energy is an energy company consisting of two major businesses, Allegheny Energy Supply, which owns and operates electric generating facilities, and Allegheny Power, which delivers low-cost, reliable electric service to customers in Pennsylvania, West Virginia, Maryland, Virginia and Ohio. More information about Allegheny Energy is available at www.alleghenyenergy.com.

Forward-Looking Statements

In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These include statements with respect to: regulation and the status of retail generation service supply competition in states served by Allegheny Energy’s delivery business, Allegheny Power; results of litigation; financing plans; demand for energy and the cost and availability of inputs; demand for products and services; capacity purchase commitments; results of operations; capital expenditures; regulatory matters; internal controls and procedures and accounting issues; and stockholder rights plans. Forward-looking statements involve estimates, expectations, and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Factors that could cause actual results to differ materially include, among others, the following: execution of restructuring activity and liquidity enhancement plans; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; general economic and business conditions; changes in access to capital markets; the continuing effects of global instability, terrorism, and war; changes in industry capacity, development, and other activities by Allegheny’s competitors; changes in the weather and other natural phenomena; changes in technology; changes in the price of power and fuel for electric generation; the results of regulatory proceedings, including those related to rates; changes in the underlying inputs, including market conditions, and assumptions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny, its markets, or its activities; environmental regulations; the loss of any significant customers and suppliers; the effect of accounting policies issued periodically by accounting standard-setting bodies; additional collateral calls; and changes in business strategy, operations, or development plans. Additional risks and uncertainties are identified and discussed in Allegheny Energy’s reports filed with the Securities and Exchange Commission.

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ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Operating revenues	$723,279	$603,163	$2,067,624	$1,515,630

Operating expenses:
Fuel consumed in electric generation	163,136	160,635	465,940	451,735
Purchased power and transmission	85,926	81,941	246,816	249,526
Deferred energy costs, net	(1,688)	(1,554)	435	763
Operations and maintenance	190,213	210,203	623,855	773,829
Depreciation and amortization	75,057	75,887	222,894	212,704
Taxes other than income taxes	51,552	47,099	149,665	147,904

Total operating expenses	564,196	574,211	1,709,605	1,836,461

Operating income (loss)	159,083	28,952	358,019	(320,831)

Other income, net	3,115	15,093	15,598	96,454

Interest expense and preferred dividends:
Interest expense	90,112	114,875	300,978	306,542
Preferred dividend requirements of subsidiary	1,259	1,259	3,778	3,778

Total interest expense and preferred dividends	91,371	116,134	304,756	310,320

Income (loss) from continuing operations before income taxes and minority interest	70,827	(72,089)	68,861	(534,697)

Income tax expense (benefit) from continuing operations	26,126	(23,711)	25,196	(222,298)

Minority interest in net loss of subsidiaries	(5,943)	(1,537)	(4,804)	(9,122)

Income (loss) from continuing operations	50,644	(46,841)	48,469	(303,277)

Loss from discontinued operations, net of tax	(427,487)	(4,156)	(431,489)	(17,283)

Loss before cumulative effect of accounting changes	(376,843)	(50,997)	(383,020)	(320,560)

Cumulative effect of accounting changes, net of taxes of $12,974	—	—	—	(20,765)

Net loss	$(376,843)	$(50,997)	$(383,020)	$(341,325)

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.40	$(0.37)	$0.38	$(2.39)
Loss from discontinued operations, net	(3.36)	(0.03)	(3.40)	(0.14)
Cumulative effect of accounting changes, net	—	—	—	(0.16)

Net loss per common share	$(2.96)	$(0.40)	$(3.02)	$(2.69)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.37	$(0.37)	$0.38	$(2.39)
Loss from discontinued operations, net	(2.77)	(0.03)	(3.35)	(0.14)
Cumulative effect of accounting changes, net	—	—	—	(0.16)

Net loss per common share	$(2.40)	$(0.40)	$(2.97)	$(2.69)

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2004	2003
Cash Flows From Operating Activities:
Net loss	$(383,020)	$(341,325)

Adjustments for discontinued operations and noncash charges and (credits):
Loss from discontinued operations, net	431,489	—
Cumulative effect of accounting changes, net	—	20,765
Reapplication of SFAS No. 71	—	(75,824)
Depreciation and amortization	222,894	243,124
(Gain) loss on asset sales and disposals	(12,262)	21,334
Minority interest	(4,804)	(9,122)
Deferred investment credit and income taxes, net	21,525	(159,600)
Unrealized losses on commodity contracts, net	10,735	483,811
Other, net	69,337	(9,274)

Changes in certain assets and liabilities:
Accounts receivable, net	34,315	159,304
Materials and supplies	9,622	(38,163)
Taxes receivable/accrued, net	(16,886)	181,433
Prepaid taxes	(12,132)	(16,252)
Collateral deposits	(60,655)	(59,238)
Accounts payable	(20,605)	(40,025)
Interest accrued	28,939	22,447
Purchased options	(1,583)	10,053
Commodity contract termination costs	(259)	(47,706)
Other, net	15,183	(24,195)

Net cash from operating activities	331,833	321,547

Cash Flows Used In Investing Activities:
Capital expenditures	(199,238)	(205,604)
Acquisition of electric generating facility	—	(318,435)
Proceeds from sale of businesses and assets	14,070	55,894
Decrease (increase) in restricted funds	8,305	(34,175)
Other investments	2,123	9,150

Net cash used in investing activities	(174,740)	(493,170)

Cash Flows (Used in) From Financing Activities:
Net repayments of short-term debt	(53,610)	(1,131,966)
Issuance of long-term debt	1,594,921	2,317,257
Retirement of long-term debt	(1,994,315)	(417,797)

Net cash (used in) from financing activities	(453,004)	767,494

Net (decrease) increase in cash and cash equivalents	(295,911)	595,871
Cash and cash equivalents at beginning of period	528,612	204,231

Cash and cash equivalents at end of period	$232,701	$800,102

Supplemental cash flow information:
Cash paid for interest	$244,813	$264,899

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2004	December 31, 2003
ASSETS
Current Assets:
Cash and cash equivalents	$232,701	$528,612
Accounts receivable:
Customer	168,594	203,801
Unbilled utility revenues	120,506	172,891
Wholesale and other	47,296	46,257
Allowance for uncollectible accounts	(20,564)	(29,329)
Materials and supplies	102,209	109,651
Fuel, including stored gas	44,626	98,097
Deferred income taxes	42,634	44,610
Prepaid taxes	54,129	46,405
Assets held for sale	128,778	—
Collateral deposits	111,830	51,175
Commodity contracts	21,828	24,390
Restricted funds	36,722	120,873
Regulatory assets	36,697	68,665
Other	20,099	31,186

Total current assets	1,148,085	1,517,284

Property, Plant and Equipment:
Generation	5,617,289	6,597,195
Transmission	1,006,984	1,010,062
Distribution	3,326,694	3,549,813
Other	463,454	525,092
Accumulated depreciation	(4,280,753)	(4,377,917)

Subtotal	6,133,668	7,304,245
Construction work in progress	174,992	149,232

Total property, plant and equipment	6,308,660	7,453,477

Investments and Other Assets:
Assets held for sale	508,353	—
Goodwill	367,287	367,287
Investments in unconsolidated affiliates	30,562	51,479
Intangible assets	34,604	41,710
Other	45,634	45,007

Total investments and other assets	986,440	505,483

Deferred Charges:
Commodity contracts	4,829	5,536
Regulatory assets	569,039	577,691
Other	63,548	112,425

Total deferred charges	637,416	695,652

Total Assets	$9,080,601	$10,171,896

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (continued)

(in thousands)

(unaudited)

	September 30, 2004	December 31, 2003
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$—	$53,610
Long-term debt due within one year	388,496	544,843
Accounts payable	234,233	281,514
Accrued taxes	72,624	98,227
Commodity contracts	53,450	41,486
Regulatory liabilities	557	2,229
Liabilities associated with assets held for sale	17,122	—
Other	237,931	259,034

Total current liabilities	1,004,413	1,280,943

Long-term Debt	4,823,501	5,127,437

Deferred Credits and Other Liabilities:
Commodity contracts	59,446	61,125
Investment tax credit	85,091	89,826
Deferred income taxes	616,106	860,323
Obligations under capital leases	26,295	32,483
Regulatory liabilities	446,735	436,118
Adverse power purchase commitments	205,560	218,105
Liabilities associated with assets held for sale	104,864	—
Other	477,834	462,220

Total deferred credits and other liabilities	2,021,931	2,160,200

Minority Interest	20,732	13,457

Preferred Stock of Subsidiary	74,000	74,000

Common Stockholders’ Equity:
Common stock	159,079	158,761
Other paid-in capital	1,453,665	1,447,830
Retained (deficit) earnings	(380,111)	2,910
Treasury stock	(1,438)	(1,438)
Accumulated other comprehensive loss	(95,171)	(92,204)

Total common stockholders’ equity	1,136,024	1,515,859

Total Liabilities and Stockholders’ Equity	$9,080,601	$10,171,896

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

RESULTS BY BUSINESS SEGMENT

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2004	2003	2004	2003
Total operating revenues:
Delivery and Services	$689.3	$668.6	$2,069.2	$2,027.3
Generation and Marketing	410.7	291.5	1,157.3	600.8
Eliminations	(376.7)	(356.9)	(1,158.9)	(1,112.5)

Total	$723.3	$603.2	$2,067.6	$1,515.6

Operating income (loss):
Delivery and Services	$72.5	$65.9	$215.5	$179.2
Generation and Marketing	79.7	(44.9)	139.5	(495.7)
Eliminations	6.9	8.0	3.0	(4.3)

Total	$159.1	$29.0	$358.0	$(320.8)

Interest expense:
Delivery and Services	$30.6	$32.1	$94.5	$91.5
Generation and Marketing	59.6	82.8	206.5	215.0
Eliminations	(0.1)	—	—	—

Total	$90.1	$114.9	$301.0	$306.5

Income (loss) from continuing operations:
Delivery and Services	$30.2	$30.9	$83.5	$74.9
Generation and Marketing	16.2	(82.6)	(36.8)	(375.4)
Eliminations	4.3	4.9	1.8	(2.7)

Total	$50.7	$(46.8)	$48.5	$(303.2)

(Loss) income from discontinued operations, net:
Delivery and Services	$(25.2)	$(1.7)	$(15.3)	$7.9
Generation and Marketing	(402.3)	(2.5)	(416.2)	(25.2)
Eliminations	—	—	—	—

Total	$(427.5)	$(4.2)	$(431.5)	$(17.3)

Cumulative effect of accounting changes, net:
Delivery and Services	$—	$—	$—	$(1.2)
Generation and Marketing	—	—	—	(19.6)
Eliminations	—	—	—	—

Total	$—	$—	$—	$(20.8)

Net income (loss):
Delivery and Services	$5.0	$29.2	$68.2	$81.6
Generation and Marketing	(386.1)	(85.1)	(453.0)	(420.2)
Eliminations	4.3	4.9	1.8	(2.7)

Total	$(376.8)	$(51.0)	$(383.0)	$(341.3)

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(unaudited)

THREE MONTHS ENDED SEPTEMBER 30, 2004	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET (LOSS) INCOME	DILUTED (LOSS) INCOME PER SHARE
Calculation of Income (Loss) As Adjusted:
Income (Loss) - GAAP basis	$70.8	$(376.8)	$(2.40)

Adjustments:
Loss from discontinued operations		427.4

As Adjusted	$70.8	$50.6	$0.37

Calculation of EBITDA As Adjusted: Net Loss - GAAP basis		$(376.8)
Interest expense and preferred dividends		91.4
Income tax expense		26.1
Depreciation and amortization		75.1

EBITDA		(184.2)
Loss from discontinued operations		427.4

Adjusted EBITDA		$243.2

THREE MONTHS ENDED SEPTEMBER 30, 2003	(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET (LOSS) INCOME	DILUTED (LOSS) INCOME PER SHARE
Calculation of Loss As Adjusted:
Loss - GAAP basis	$(72.1)	$(51.0)	$(0.40)

Adjustments:
Loss from discontinued operations		4.2
Losses on West Book and other exited trading activities[1]	113.3	66.2
Gain on land sale[2]	(9.5)	(5.6)

As Adjusted	$31.7	$13.8	$0.11

Calculation of EBITDA As Adjusted:
Net Loss - GAAP basis		$(51.0)
Interest expense and preferred dividends		116.1
Income tax benefit		(23.7)
Depreciation and amortization		75.9

EBITDA		117.3
Loss from discontinued operations		4.2
Losses on West Book and other exited trading activities		113.3
Gain on land sale		(9.5)

Adjusted EBITDA		$225.3

FOOTNOTES:

[1]	This amount is included in Operating revenues on the Consolidated Statement of Operations.
[2]	This amount is included in Other income, net, on the Consolidated Statement of Operations.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(unaudited)

NINE MONTHS ENDED SEPTEMBER 30, 2004	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET (LOSS) INCOME	DILUTED (LOSS) INCOME PER SHARE
Calculation of Income (Loss) As Adjusted:
Income (Loss) - GAAP basis	$68.9	$(383.0)	$(2.97)

Adjustments[1]:
Gain on California contract escrow release2	(68.1)	(39.2)
Write-off of 2003 financing costs3	14.1	8.1
Gain on land sale, New York office space charge (net)4	(4.2)	(2.4)
Loss on release of gas pipeline capacity5	11.7	6.7
Loss from discontinued operations		431.5

As Adjusted	$22.4	$21.7	$0.17

Calculation of EBITDA As Adjusted:
Net Loss - GAAP basis		$(383.0)
Interest expense and preferred dividends		304.8
Income tax expense		25.2
Depreciation and amortization		222.9

EBITDA		169.9
Gain on California contract escrow release		(68.1)
Gain on land sale, New York office space charge (net)		(4.2)
Loss on release of gas pipeline capacity		11.7
Loss from discontinued operations		431.5

Adjusted EBITDA[1]		$540.8

NINE MONTHS ENDED SEPTEMBER 30, 2003	LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET LOSS	DILUTED LOSS PER SHARE
Calculation of Loss As Adjusted:
Loss - GAAP basis	$(534.7)	$(341.3)	$(2.69)

Adjustments[6]:
Gain on SFAS 71[7]	(75.8)	(43.5)
Loss on assets retired/held for sale[4]	37.5	21.5
Special termination and other benefits[8]	15.7	9.0
Impairment of New York office[8]	4.6	2.6
Losses on West Book and other exited trading activities[2]	434.9	254.0
Baltimore Gas & Electric contract termination costs[8]	32.0	18.4
Gain on land sale[7]	(9.5)	(5.6)
Other8 & 9	12.6	7.2
Cumulative effect of accounting changes		20.7
Loss from discontinued operations		17.3

As Adjusted	$(82.7)	$(39.7)	$(0.31)

Calculation of EBITDA As Adjusted:
Net Loss - GAAP basis		$(341.3)
Interest expense and preferred dividends		310.3
Income tax benefit		(222.3)
Depreciation and amortization		212.7

EBITDA		(40.6)
Gain on SFAS 71		(75.8)
Loss on assets retired/held for sale		37.5
Special termination and other benefits		15.7
Impairment of New York office		4.6
Losses on West Book and other exited trading activities		434.9
Baltimore Gas & Electric contract termination costs		32.0
Gain on land sale		(9.5)
Other[9]		12.6
Cumulative effect of accounting changes		20.7
Loss from discontinued operations		17.3

Adjusted EBITDA[6]		$449.4

FOOTNOTES:

[1]	Not adjusted for $9.2 million of charges related to Allegheny Ventures for write-downs of inventory and discontinued product ($4.3 million), equity interests ($2.3 million) and adjustments in revenue recognition for a percentage of completion contract ($2.6 million).
[2]	These amounts are included in Operating revenues on the Consolidated Statements of Operations.
[3]	This amount is included in Interest expense on the Consolidated Statement of Operations.
[4]	These amounts are included in Operations and maintenance expense and Other income, net, on the Consolidated Statements of Operations.
[5]	This amount is included in Purchased power and transmission on the Consolidated Statement of Operations.
[6]	Not adjusted for estimated energy trading losses totaling $34.9 million. These losses were primarily the result of trading activities in the Western United States energy markets, which Allegheny exited in 2003.
[7]	These amounts are included in Other income, net, on the Consolidated Statement of Operations.
[8]	These amounts are included in Operations and maintenance expense on the Consolidated Statement of Operations.
[9]	Charges related to the St. Joseph’s generating plant lease ($2.0 million), additional Enron litigation reserves ($7.0 million) and additional costs attributable to asset sales ($3.6 million).

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

OPERATING STATISTICS

	Unaudited
	Three Months Ended September 30,		Change
	2004	2003
Delivery and Services:
Electricity sales (million kilowatt-hours)	11,683	11,547	1.2%
Usage per customer (kilowatt-hours):
Residential	2,869	2,831	1.3%
Commercial	15,696	15,629	0.4%
Industrial	187,088	187,250	(0.1)%
Natural gas sales (million cubic feet)	1,558	1,799	(13.4)%

Generation and Marketing:
Generation (million kilowatt-hours)	12,479	12,550	(0.6)%